LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS


                                 CODE OF ETHICS

                                SEPTEMBER 8, 2004



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                         STATEMENT OF GENERAL PRINCIPLES

This statement of policy deals with codes of ethics under Rule 17j-1 of the Investment Company Act of 1940 ("1940 Act") and Rule 204A-1 of the Investment Advisers Act of 1940. It applies to Luther King Capital Management as a registered investment adviser but does not supplant other obligations or prohibitions to which Luther King Capital Management may be subjected to under applicable federal securities laws. It also applies to the LKCM Funds as a registered investment company under the 1940 Act.

The Code of Ethics is based on the principle that the officers, directors and employees of Luther King Capital Management and the LKCM Funds owe a fiduciary duty to Advisory Clients or Fund shareholders, respectively, to conduct their personal securities transactions in a manner which does not interfere with Advisory Client or Fund portfolio transactions or otherwise take unfair advantage of their relationship with Advisory Clients or the Fund. In all cases, the best interest of Advisory Clients or the Fund must come first. All personal security transactions must be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest. Persons covered by the Code of Ethics must adhere to this general principle as well as comply with the specific provisions of the Code of Ethics. In addition, all Adviser employees must comply with applicable federal securities laws.

SECTION I - DEFINITIONS

A. DEFINITIONS

     1.   "Adviser" means Luther King Capital Management.

     2. "Advisory Client" means any individual, group of individuals, plan, partnership, trust or company, including, without limitation, a fund for whom the Adviser acts as investment adviser or sub-adviser.

     3. "Access Person" means (a) any director, officer, or partner of the Adviser or (b) any employee of the Adviser who has access to nonpublic information regarding the purchase and sale of securities on behalf of Advisory Clients or to nonpublic securities recommendations to any Advisory Client, or who is involved in making any recommendations to Advisory Clients.

     4. "Fund Access Person" means any director, officer, or employee of a Fund or the Adviser (or any company in a control relationship to the Fund or Adviser) who, in connection with his or her regular duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a Fund, or whose functions relate to making any recommendations with respect to such purchases or sales.

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     5.   "All Access  persons"  means both  "access  person"  and "fund  access person." The definition of "access person" is broader than the definition of "fund access person."

     6    "Funds" means the LKCM Funds.

SECTION II - APPLICABILITY OF CODE OF ETHICS

This Code of Ethics shall apply to any person of the firm and the Fund who meets the definition of "Access Person" or "Fund Access Person," respectively.

The definition of "access person" includes portfolio managers, analysts and traders employed by the Adviser who provides service to any Advisory Client, including the Funds. There may be additional employees who fall within the definition of "access person" who, because of the nature of their position, have access to nonpublic information regarding the securities that the Adviser will purchase or sell on behalf of Advisory Clients or that the Fund holds in its portfolio. A comprehensive list of "all access persons" of the Adviser and the Funds will be compiled and maintained by Adviser.

SECTION III - TEXT OF RULE 17J-1 OF THE INVESTMENT COMPANY ACT AND RULE 204A-1 OF THE INVESTMENT ADVISERS ACT

The actual text of Rule 17j- 1 and Rule 204A-1 pursuant to which this Code of Ethics is adopted are attached as Exhibit A. "Access persons" are required to familiarize themselves with the applicable rules and execute the attached Acknowledgment Form. This form should be forwarded to Jacqui Brownfield.

SECTION IV - RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

Personal investment activities of all "access persons" employed by the Adviser must remain within the parameters set forth below. There may be limited circumstances where exceptions to these restrictions will be allowed. Any such requests will be reviewed on an individual basis by Jacqui Brownfield.

     a) Prohibition on acquiring securities in an initial public offering within 30 days of the initial offering.

     b)   Prior approval for participation in private placements.

Acquisitions of securities in a private placement will be subject to a process of prior review. A memo detailing the private placement will be prepared including information on any LKCM participants, their level of involvement, and the terms of the deal. This memo will be placed in all participant's personal trading files. Prior approval shall be obtained from Jacqui Brownfield prior to any participation in a private placement by an "access person".

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     c)   Duplicate copies of broker's confirmations to employer.

All "access persons" and "fund access persons" (except as noted below in subsection e) are required to have their broker(s) supply duplicate copies of confirmations of all personal securities transactions and their brokerage statements directly to Jacqui Brownfield. The quarterly Report of Security Transactions (attached) should be completed and forwarded to Jacqui Brownfield by the 30th day following the end of a calendar quarter if duplicate copies of the broker confirms are not provided. The transactions reported on the confirmations will be reviewed for compliance each quarter. If these reports are not turned in 30 days after the end of each calendar quarter, paychecks will be withheld until that time when the reports are completed in proper form.

     d)   Pre-clearance of personal securities transactions.

"Access persons" will be required to pre-clear personal securities transactions through the trading department and any transactions in the LKCM Funds (with the exception of automatic investments and dividend reinvestment programs) through Jacqui Brownfield.

Each "access person" must submit the attached Personal Transaction Pre-Clearance Form to a trader before executing any personal securities transaction then file with Jacqui Brownfield. "Access persons" must submit the Personal Transaction in LKCM Funds Pre-Clearance Form to Jacqui Brownfield before executing any transactions in the LKCM Funds. The personal securities transactions will be checked against current trades to determine whether the purchase or sale would violate this Code of Ethics. Each "access person" may be permitted to buy or sell a security for his or her own account under the condition that no Advisory Client trade, as the case may be, in the security is currently being worked on the trading desk. The intent of this restriction is to insure that "access persons" do not benefit from knowledge of Advisory Client transactions and that "access person" trades do not interfere with an Advisory Client. Also, the trade must be executed prior to the following expiration restrictions: 1) revocation of the authorization; 2) if "access person" learns that the information in the authorization form is no longer accurate; or 3) at the end of the trading day.

     e)   Disclosure of personal holdings.

Upon commencement of employment, all "access persons" are required to submit the attached Disclosure of Personal Holding Form ("Disclosure Form") listing all securities, both private and public, and all mutual funds that they hold. All "access persons" shall submit the Disclosure Form no later than 10 days after the person becomes an access person of the Adviser or the Funds (or both), which information must be current as of a date more than 45 days prior to the date the person became an access person. Each access person shall also submit the Disclosure Form on an annual basis (no later than January 30 of each year ). The annual Disclosure Form must be current as of a date no more than 45 days before the report is submitted. The Disclosure Form should be forwarded to Jacqui Brownfield.

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Within 10 days of becoming a "fund access person," such "fund access persons" is required to submit the attached Disclosure of Personal Holding Form ("Disclosure Form") listing all securities, both private and public, and all mutual funds that they hold. The information in the Disclosure Form must be current as of a date more than 45 days prior to the date the person became a "Fund access person." Each "Fund access person" shall also submit the Disclosure Form on an annual basis (no later than January 30 of each year ). The annual Disclosure Form must be current as of a date no more than 45 days before the report is submitted. The Disclosure Form should be forwarded to Jacqui Brownfield.

An "access person" who also is a "fund access person" need not make separate reports to the extent that the information is duplicative.

A Trustee of the Fund who is not an "interested person" of the Fund under the 1940 Act is not required to make the following reports solely by the reason of being a Fund Trustee:

     (1) Initial holdings report and annual holdings report; and
     (2) Quarterly report of security transactions unless he or she, or in the ordinary course of fulfilling his or her official duties as Fund Trustee, should have known that during the 15-day period immediately before or after the Trustee's transaction in a security, the Fund purchased or sold the security, or the Fund or the Adviser considered purchasing or selling the security.

     f)   Brokerage Accounts.

Upon commencement of employment, "all access persons" are required to submit the attached Account Disclosure Form ("Account Form") listing current brokerage relationships. "All access persons" shall submit the Account Form to Jacqui Brownfield no later than 10 days after the person becomes an access person of the Funds. Thereafter, "all access persons" shall submit the Account Form on a quarterly basis disclosing any new brokerage relationships. The Account Form should be completed and forwarded to Jacqui Brownfield by the 30th day following the end of a calendar quarter.

     g)   Gifts.

"Access persons" are prohibited from accepting gifts of more than a $100 value from any individual doing business with or on behalf of an Advisory Client to which Luther King Capital Management acts as adviser. Business meals and entertainment are excluded from the definition of "gift."

     h)   Service as a director.

All "access persons" are prohibited from serving on the boards of directors of any publicly traded company absent prior authorization from Luther King.

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Authorization will be based upon a determination that the board service would be consistent with the interests of any Advisory Client that the "access person" services. This restriction does not apply to service on the board of any not-for-profit corporation or organization. "Access persons" must disclose any directorships of private companies and subsequent public offerings of such company's shares to Jacqui Brownfield.

     i)   Compliance officer.

     Jacqui Brownfield shall submit quarterly and annual reports with respect to her personal securities transactions and holdings to Scot Hollmann, Principal, who shall act in all respects in the manner prescribed herein with respect to those transactions and holdings.




SECTION V - EXEMPTED TRANSACTIONS

The following transactions are specifically exempted from coverage by this Code of Ethics:

     a)   Transactions  in  securities  issued by the  Government  of the United
          States.

     b) Transactions in shares of open-ended investment companies (except those in LKCM Funds).

     c)   Transactions involving bank certificates of deposit.

     d) Transactions effected in any account over which the "access person" or "fund access person" has no direct influence or control (e.g., blind trust, discretionary account or Trust managed by a third party).

     e) Transactions which are part of an automatic dividend reinvestment plan, including dividend reinvestment programs.

SECTION VI - OVERSIGHT OF CODE OF ETHICS

The reports filed by "access persons" pursuant to this Code of Ethics will be reviewed on a quarterly basis and compared to transactions entered into by the Adviser on behalf of Advisory Clients to which it acts as investment adviser. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to Luther King. In addition, any other violation of this Code of Ethics must be promptly reported to Jacqui Brownfield.

In addition to or in lieu of the above sanctions, an "access person" may be required to reverse the trade(s) in question and forfeit any profit or absorb

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any loss derived  therefrom.  Failure to abide by a directive to reverse a trade may result in additional sanctions. Under no circumstances will any disgorged profits or any profits of any reversed trade be used for the Adviser's benefit.

Luther King shall consider reports made to him and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action as he deems appropriate. These sanctions may include, among other things, a letter of censure, fine, suspension or termination of employment with the Adviser or removal of office from the Fund.

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                                                                    Appendix A-1
                       FULL TEXT OF INVESTMENT COMPANY ACT
                                   RULE 17J-1


SS. 270.17J-1 PERSONAL INVESTMENT ACTIVITIES OF INVESTMENT COMPANY PERSONNEL.

(a)  DEFINITIONS. For purposes of this section:
     (1)  ACCESS PERSON means:
          (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

          (i) Any Advisory Person of a Fund or of a Fund's investment adviser. If an investment adviser's primary business is advising Funds or other advisory clients, all of the investment adviser's directors, officers, and general partners are presumed to be Access Persons of any Fund advised by the investment adviser. All of a Fund"s directors, officers, and general partners are presumed to be Access Persons of the Fund.

          (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

     (2)  ADVISORY PERSON of a Fund or of a Fund's investment adviser means:
          (i) Any director, officer, general partner or employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
          (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.
     (3) CONTROL has the same meaning as in section 2(a)(9) of the Act [15 U.S.C. 80a-2(a)(9)].
     (4) COVERED SECURITY means a security as defined in section 2(a)(36) of the Act [15 U.S.C. 80a-2(a)(36)], except that it does not include:
          (i)  Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
          (iii) Shares issued by open-end Funds.
     (5) FUND means an investment company registered under the Investment Company Act.

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     (6)  An INITIAL PUBLIC OFFERING means an offering of securities  registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].
     (7) INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means:
          (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.
          (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.
     (8) A LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities
          Act of 1933.
     (9) PURCHASE OR SALE OF A COVERED SECURITY includes, among other things, the writing of an option to purchase or sell a Covered Security.
     (10) SECURITY HELD OR TO BE ACQUIRED by a Fund means:
          (i)  Any Covered Security which, within the most recent 15 days:
               (A) Is or has been held by the Fund; or
               (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and
          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph
          (a)(10)(i) of this section.

     (11) AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

(b) UNLAWFUL ACTIONS. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:
     (1) To employ any device, scheme or artifice to defraud the Fund;
     (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;
     (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or
     (4)  To engage in any manipulative practice with respect to the Fund.
(c) CODE OF ETHICS.
     (1)  ADOPTION AND APPROVAL OF CODE OF ETHICS.

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          (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph
          (b) of this section.
          (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains
          provisions   reasonably  necessary  to  prevent  Access  Persons  from
          engaging in any conduct prohibited by paragraph (b) of this section. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before
          initially   retaining  the  services  of  the  investment  adviser  or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.
          (iii) If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this section. If the Fund has more
          than  one   principal   underwriter   or   depositor,   the  principal
          underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this section, if they obtain written consent from the designated principal underwriter or depositor.
     (2)  ADMINISTRATION OF CODE OF ETHICS.
          (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.
          (ii) No less frequently  than annually,  every Fund (other than a unit
          investment   trust)  and  its   investment   advisers  and   principal
          underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:
               (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors,
               including,   but  not  limited  to,  information  about  material
               violations of the code or procedures and sanctions imposed in response to the material violations; and
               (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

     (3) EXCEPTION FOR PRINCIPAL  UNDERWRITERS.  The  requirements of paragraphs
     (c)(1) and (c)(2) of this section do not apply to any principal underwriter unless:

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          (i) The principal  underwriter is an affiliated  person of the Fund or of the Fund's investment adviser; or
          (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

(d) REPORTING REQUIREMENTS OF ACCESS PERSONS.

     (1) REPORTS REQUIRED. Unless excepted by paragraph (d)(2) of this section, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:
          (i) INITIAL HOLDINGS REPORTS. No later than 10 days after the person becomes an Access Person (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):
               (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
               (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
               (C) The date that the report is submitted by the Access Person.
          (ii) QUARTERLY TRANSACTION REPORTS. No later than 30 days after the end of a calendar quarter, the following information:
               (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:
                    (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;
                    (2) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);
                    (3) The price of the Covered Security at which the transaction was effected;
                    (4) The name of the broker, dealer or bank with or through which the transaction was effected; and
                    (5) The date that the report is submitted by the Access Person.
               (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
                    (1) The name of the broker, dealer or bank with whom the Access Person established the account;
                    (2) The date the account was established; and
                    (3) The date that the report is submitted by the Access Person.
          (iii) ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

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                    (A) The title, number of shares and principal amount of each
                    Covered Security in which the Access Person had any direct or indirect beneficial ownership;
                    (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
                    (C) The date that the report is submitted by the Access Person.
          (2) EXCEPTIONS FROM REPORTING REQUIREMENTS.
               (i) A person need not make a report under paragraph (d)(1) of this section with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.
               (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the Act [15 U.S.C. 80a-2(a)(19)], and who would be required to make a report solely by reason of being a Fund director, need not make:
                    (A) An initial holdings report under paragraph (d)(1)(i) of this section and an annual holdings report under paragraph
                    (d)(1)(iii) of this section; and
                    (B)  A  quarterly   transaction   report   under   paragraph
                    (d)(1)(ii) of this section, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day
                    period   immediately   before   or  after   the   director's
                    transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment
                    adviser   considered   purchasing  or  selling  the  Covered
                    Security.
               (iii) An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this section if:
                    (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and
                    (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.
               (iv) An Access Person to an investment adviser need not make a separate report to the investment adviser under paragraph (d)(1) of this section to the extent the information in the report would
               duplicate   information   required  to  be  recorded   under  ss.
               275.204-2(a)(13)  of this chapter.
               (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.
               (vi) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this section with respect to transactions effected pursuant to an Automatic Investment Plan.

          (3) REVIEW OF REPORTS. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph
          (d)(1) of this section must institute procedures by which appropriate management or compliance personnel review these reports.
          (4) NOTIFICATION OF REPORTING OBLIGATION. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this section must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.
          (5) BENEFICIAL OWNERSHIP. For purposes of this section, beneficial ownership is interpreted in the same manner as it would be under ss. 240.16a-1(a)(2) of this chapter in determining whether a person is the beneficial owner of a security for purposes of section 16 of the Securities Exchange Act of 1934 [15 U.S.C. 78p] and the rules and regulations thereunder. Any report required by paragraph (d) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.
     (e) PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.
     (f) RECORDKEEPING REQUIREMENTS.
          (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:
               (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
               (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
               (C) A copy of each report made by an Access Person as required by this section, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this section, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
               (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph
               (d) of this section, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and
               (E) A copy of each report required by paragraph (c)(2)(ii) of this section must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

                                                                    Appendix A-2
                      FULL TEXT OF INVESTMENT ADVISERS ACT
                                   RULE 204A-1


(a) ADOPTION OF CODE OF ETHICS. If you are an investment adviser registered or required to be registered under section 203 of the Act (15 U.S.C. 80b-3), you must establish, maintain and enforce a written code of ethics that, at a minimum, includes:
          (1) A standard (or standards) of business conduct that you require of your supervised persons, which standard must reflect your fiduciary obligations and those of your supervised persons;
          (2) Provisions requiring your supervised persons to comply with applicable federal securities laws;
          (3) Provisions that require all of your access persons to report, and you to review, their personal securities transactions and holdings periodically as provided below;
          (4) Provisions requiring supervised persons to report any violations of your code of ethics promptly to your chief compliance officer or, provided your chief compliance officer also receives reports of all violations, to other persons you designate in your code of ethics; and
          (5) Provisions requiring you to provide each of your supervised persons with a copy of your code of ethics and any amendments, and requiring your supervised persons to provide you with a written acknowledgment of their receipt of the code and any amendments.
(b) REPORTING REQUIREMENTS.
          (1) HOLDINGS REPORTS. The code of ethics must require your access persons to submit to your chief compliance officer or other persons you designate in your code of ethics a report of the access person's current securities holdings that meets the following requirements:
          (i) CONTENT OF HOLDINGS REPORTS. Each holdings report must contain, at a minimum:
          (A) The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership;
          (B) The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and
          (C) The date the access person submits the report.
          (ii) TIMING OF HOLDINGS REPORTS. Your access persons must each submit a holdings report:
          (A) No later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person.
          (B) At least once each 12-month period thereafter on a date you select, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

          (2) TRANSACTION REPORTS. The code of ethics must require access persons to submit to your chief compliance officer or other persons you designate in your code of ethics quarterly securities transactions reports that meet the following requirements:
          (i) CONTENT OF TRANSACTION REPORTS. Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:
          (A) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;
          (B) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);
          (C) The price of the security at which the transaction was effected;
          (D) The name of the broker, dealer or bank with or through which the transaction was effected; and
          (E) The date the access person submits the report.
          (ii) TIMING OF TRANSACTION REPORTS. Each access person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.
          (3) EXCEPTIONS FROM REPORTING REQUIREMENTS. Your code of ethics need not require an access person to submit:
          (i) Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;
          (ii) A transaction report with respect to transactions effected pursuant to an automatic investment plan;
          (iii) A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that you hold in your records so long as you receive the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.
(c) PRE-APPROVAL OF CERTAIN INVESTMENTS. Your code of ethics must require your access persons to obtain your approval before they directly or indirectly acquire beneficial ownership in any security in an initial public offering or in a limited offering.
(d) SMALL ADVISERS. If you have only one access person (I.E., yourself), you are not required to submit reports to yourself or to obtain your own approval for investments in any security in an initial public offering or in a limited offering, if you maintain records of all of your holdings and transactions that this section would otherwise require you to report.
(e) DEFINITIONS. For the purpose of this section:
          (1) ACCESS PERSON means:
          (i) Any of your supervised persons:
          (A) Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or
          (B) Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(ii) If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.
          (2)  AUTOMATIC  INVESTMENT  PLAN  means a  program  in  which  regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.
          (3) BENEFICIAL OWNERSHIP is interpreted in the same manner as it would be under ss. 240.16a-1(a)(2) of this chapter in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p) and the rules and regulations thereunder. Any report required by paragraph (b) of this section may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.
          (4) FEDERAL SECURITIES LAWS means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -- mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -- 5314; 5316 -- 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.
          (5) FUND means an investment company registered under the Investment Company Act.
          (6) INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)).
          (7)  LIMITED   OFFERING   means  an  offering   that  is  exempt  from
registration  under the  Securities  Act of 1933  pursuant  to  section  4(2) or section  4(6) (15  U.S.C.  77d(2) or  77d(6))  or  pursuant  to ss.ss.  230.504,
230.505, or 230.506 of this chapter.
          (8) PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.
          (9) REPORTABLE FUND means:
          (i) Any fund for which you serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)) (I.E., in most cases you must be approved by the fund's board of directors before you can serve); or
          (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, CONTROL has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).
          (10) REPORTABLE SECURITY means a security as defined in section 202(a)(18) of the Act (15 U.S.C. 80b-2(a)(18)), except that it does not include:
          (i) Direct obligations of the Government of the United States;
          (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
          (iii) Shares issued by money market funds;

          (iv) Shares issued by open-end funds other than reportable funds; and
          (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

                   LUTHER KING CAPITAL MANAGEMENT CORPORATION
                                   LKCM FUNDS

                     STATEMENT OF POLICY ON INSIDER TRADING


SECTION I. POLICY STATEMENT ON INSIDER TRADING

STATEMENT OF INSIDER TRADING POLICY

Luther King Capital Management ("LKCM") and the LKCM Funds forbid any officer, director or employee from trading, either personally or on behalf of others, including private accounts managed by Luther King Capital Management on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading," This policy applies to every officer, director and employee and extends to activities within and outside their duties at LKCM or the LKCM Funds. Every officer, director and employee must read and retain this policy statement. Any questions regarding this policy and procedures should be referred to Jacqui Brownfield.

The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:
* trading by an insider,  while in possession of material nonpublic information,
or
* trading  by  a  non-insider,   while  in  possession  of  material  nonpublic
information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
* communicating material nonpublic information to others, or trading a security which is the subject of an actual or impending tender offer when in possession of material non public information relating to the offer, or assisting someone who is engaged in any of the above activities

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this policy statement, you have any questions you should consult Jacqui Brownfield.

WHO IS AN INSIDER?
The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, LKCM may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

WHAT IS MATERIAL INFORMATION?

Trading  on  insider  information  is  not a  basis  for  liability  unless  the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

The Supreme Court has held that in close cases doubts about whether or not information is material should be resolved in FAVOR of a finding of materiality. You should also be aware that your judgement regarding materiality may be reviewed by a court or the SEC with the 20/20 vision of hindsight. Any information that, upon disclosure, is likely to have significant impact on the market price of securities should be considered material.

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

WHAT IS NONPUBLIC INFORMATION?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. To satisfy the dissemination requirement, the stock exchanges require exchange traded issuers to disclose information to: (1) the national business and financial newswire services (Dow Jones and Reuters),
(2) the national services (Associated Press), and (3) THE NEW YORK TIMES and THE WALL STREET JOURNAL. When information appears in one or more of these publications or on the broad tape, it normally can be used immediately as public information. Special consideration must be given to the following:

          a. LOCAL DISCLOSURE. An article in a local newspaper would be sufficient publication for a local company that is only locally traded but not for a national company that is nationally traded.

          b. INFORMATION IN SEC REPORTS. In general, you may assume that information in reports filed with the SEC is public. If, however, it comes to your attention that particularly significant information in a report filed with the SEC has not otherwise been disclosed to the public, then you should not make purchases or sales or recommendations on the basis of that information without first discussing the matter with and obtaining authorization from controlling parties of LKCM.

          c. INFORMATION IN BROKERAGE REPORTS. As a general matter, you may assume that information in bulletins published by a brokerage firm is public. As with SEC reports, however, if it comes to your attention that particularly significant information in a brokerage firm report has not otherwise been disclosed to the public, then you should assume that it is nonpublic. In that case, you should not purchase or sell or make recommendations on the basis of that information without first discussing the matter with and obtaining authorization from controlling parties of LKCM.

TENDER OFFERS. Many insider trading cases have involved trading in securities which were the subject of actual or impending tender offers. Tender offers are subject to particularly strict regulation under the securities laws. Under no circumstances should you trade in securities while in possession of material nonpublic information regarding a potential tender offer.

          BASIS FOR LIABILITY

          a. Fiduciary Duty Theory

          In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).

          In DIRKS V.  SEC,  463 U.S.  646  (1983),  the  Supreme  Court  stated
     alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders. However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary, but can be a gift of reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

          Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. V. CARPENTER, SUPRA, the Court found, in 1989, a columnist defrauded THE WALL STREET JOURNAL when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

SECTION II.         PENALTIES FOR INSIDER TRADING

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:
1)civil injunctions; 2) treble damages; 3)disgorgement of profits; 4) maximum jail terms of up to 5 to 10 years; 5) civil fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and criminal fines for individuals increased from $100,000 to $1,000,000; 6) fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

The SEC can award bounty payments to persons who provide information leading to successful prosecution of insider trading violation. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

In addition, any violation of this policy statement can be expected to result in serious sanctions by LKCM or the LKCM Funds, including dismissal of the persons involved.

SECTION III. PROCEDURES

A. Procedures to Implement Policy Against Insider Trading

The following procedures have been established to aid the officers, directors and employees of LKCM and the LKCM Funds in avoiding insider trading, and to aid LKCM and the LKCM Funds in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of LKCM and the LKCM Funds must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures you should consult Jacqui Brownfield.

     1. IDENTIFYING INSIDE INFORMATION

     Before trading for yourself or others, including investment companies or private accounts managed by LKCM in the securities of a company about which you may have potential inside information, ask yourself the following questions: Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially effect the market price of the securities if generally disclosed? Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

     If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

     a.   Report the matter immediately to Jacqui Brownfield.

     b. Do not purchase or sell the securities on behalf of yourself or others, including private accounts managed by LKCM.

     c. Do not communicate the information inside or outside LKCM, other than to Jacqui Brownfield.

     d. After Jacqui Brownfield has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     2.   PERSONAL SECURITIES TRADING

     Please see Statement of Policy of Code of Ethics under rules 17 j-1 and 204A-1 concerning personal transactions.

     3. RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within LKCM, except as provided in paragraph 1.a. above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

4. RESOLVING ISSUES CONCERNING INSIDER TRADING

     If, after consideration of the items set forth in paragraph l, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with Jacqui Brownfield before trading or communicating the information to anyone.

SECTION IV.          SUPERVISORY PROCEDURES

     The role of Jacqui Brownfield is critical to the implementation and maintenance of LKCM's and the Fund's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications: prevention of insider trading and detection of insider trading.

     1. PREVENTION OF INSIDER TRADING

          To prevent insider trading, Jacqui Brownfield should:

          a. answer questions regarding LKCM's and the Fund's policy and procedures,

          b. resolve issues of whether information received by an officer, director or employee of LKCMis material and nonpublic,

          c. review and update, as necessary, LKCM's and the Funds' policy and procedures,

          d. when it has been determined that an officer, director, or employee of LKCM or the Funds has material nonpublic information,

               1.   implement   measures  to  prevent   dissemination   of  such
                    information, and

               2. if necessary, restrict officers and employees from trading the securities.

         2.   DETECTION OF INSIDER TRADING

         To detect insider trading, Jacqui Brownfield should:

               a. review the trading activity reports filed by each officer, director and employee of LKCM and the Funds,

               b. review the trading activity of private accounts managed by LKCM,

               c.   review trading activity of LKCM's own account, and

               d. coordinate the review of such reports with other appropriate officers, directors or employees of LKCM and the Funds.

     3. SPECIAL REPORTS TO MANAGEMENT
     Promptly, upon learning of a potential violation or a question concerning LKCM's and the Funds' Policy and Procedures to Detect and Prevent Insider Trading, Jacqui Brownfield should consult Luther King and prepare a written report providing full details and recommendations for further action.





                         LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS

                     CODE OF ETHICS & INSIDER TRADING POLICY

                                 ACKNOWLEDGMENT



     I hereby acknowledge receipt of the Luther King Capital Management and LKCM Funds Code of Ethics and Insider Trading Policy and certify that I have read them and agree to abide by them. I hereby certify that I have never been found civilly liable for or criminally guilty of insider trading and that no legal proceedings alleging that I have violated the law of insider trading are now pending or, to my knowledge, threatened by any person or authority.



Date:
     ------------------------                        --------------------------
                                                     (Signature)


                                                     --------------------------
                                                     (Print Name)

                         LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS

                     CODE OF ETHICS & INSIDER TRADING POLICY

                              ANNUAL CERTIFICATION



     I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics. Below is a current list of accounts that I own or have beneficial interest in.



Date:
     ------------------------                        --------------------------
                                                     (Signature)


                                                     --------------------------
                                                     (Print Name)




--------------------------------------------------------------------------------
        NAME/DESCRIPTION               ACCOUNT                 NAME OF
           ON ACCOUNT                   NUMBER                 BROKER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS

                             ACCOUNT DISCLOSURE FORM

                        INITIAL AND QUARTERLY DISCLOSURE

     I hereby certify that I have complied with the requirements of the Code of Ethics and the Insider Trading Policy and have disclosed or reported all brokerage accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. Below is a current list of the brokerage accounts that I own or have beneficial interest in and the date the account was established.

Date:
     ------------------------                        --------------------------
                                                     (Signature)


                                                     --------------------------
                                                     (Print Name)



--------------------------------------------------------------------------------
        NAME OF BROKER             ACCOUNT NUMBER       DATE ACCOUNT ESTABLISHED
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS

                                 CODE OF ETHICS

                     PERSONAL TRANSACTION PRE-CLEARANCE FORM

Date:
     --------------------

Employee:
         -----------------------

Bought / Sold                 shares of                          at
              ---------------           ------------------------
 (Circle one)      (number)                    (company)
(price)

through                                 on
        -------------------------------    --------------------.
                 (broker)                       (trade date)


EMPLOYEE:
I certify that, to the best of my knowledge, this security is not currently being traded on behalf of Luther King Capital Management clients, including the LKCM Funds. I realize that this authorization expires at any of the following events: 1) a revocation of this authorization; 2) if the access person learns that the information in the authorization form is no longer accurate; or 3) the end of the trading day.




--------------------------------------
(Employee's signature)

TRADER:
I certify that, to the best of my knowledge, this security is not currently being traded on behalf of Luther King Capital Management clients, including the LKCM Funds.


Trade approved by: ________________________ at _________ on _______________.

                          (trader)               (time)          (date)

                         LUTHER KING CAPITAL MANAGEMENT
                                   LKCM FUNDS

                                 CODE OF ETHICS

              PERSONAL TRANSACTION IN LKCM FUNDS PRE-CLEARANCE FORM

Date:
     --------------------

Employee:
         -----------------------

Type of Transaction:     Purchase      Sale      Exchange      Allocation Change
                    ----          ----      ----          ----

 Name of mutual fund (if an exchange, list all funds involved):

         ----------------------------------------------

         ----------------------------------------------

Amount of transaction:     $
                            ------------------------

EMPLOYEE:
I certify that, to the best of my knowledge, (1) I do not have any knowledge of a possible or pending purchase or sale of security held in any of the LKCM Funds; (2) am not in possession of any material nonpublic information concerning an LKCM Fund to which this request relates; and (3) am not engaging in any manipulative or deceptive trading activity. I realize that this authorization expires at any of the following events: 1) a revocation of this authorization;
2) if the access person learns that the information in the authorization form is no longer accurate; or 3) the end of the trading day.


--------------------------------------
(Employee's signature)

JACQUI BROWNFIELD(CCO):
I certify that to the best of my knowledge the proposed LKCM Fund transaction complies fully with the requirements of the Code. Reason for Approval:

Transaction approved at                          on
                        ------------------------    ---------------.
                                (time)                   (date)


Signature:
           -------------------------------

                         REPORT OF SECURITY TRANSACTIONS
                        FOR QUARTER ENDED
                                          --------------

---------------------------------------------------------------------------------------------------------------------
      NAME/DESCRIPTION                             NUMBER            DATE OF                     BOT         NAME OF
        OF SECURITY              TICKER            SHARES             TRAN          PRICE      OR SOLD       BROKER
---------------------------------------------------------------------------------------------------------------------

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

The above is a record of every transaction in a security which I had, or in which I acquired any direct or indirect beneficial ownership during the period indicated above. I have not opened any other brokerage accounts that I have not informed LKCM of. I continue to abide by the Luther King Capital Management, Inc. and the LKCM Funds Code of Ethics.

Date
     ------------------------
          Signature:
                    --------------------------

                         DISCLOSURE OF PERSONAL HOLDINGS

This form is to be submitted by all "access persons" upon commencement of their employment with Luther King Capital Management or the LKCM Funds annually.

New Employee                        Annual Disclosure
             --------                                 ----------

--------------------------------------------------------------------------------
    NAME/DESCRIPTION                         NUMBER                 NAME OF
       OF SECURITY           TICKER          SHARES                 BROKER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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I hereby certify that the above is a complete list of the securities and private placements in which I have a direct or indirect beneficial ownership.

Date:                               Signature:
     ------------------------                 ---------------------------------